CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-1 on Form S-3 Registration Statement (No. 333-251416) (the “Registration Statement”) of Equitable Financial Life Insurance Company of America of our report dated March 4, 2022 relating to the financial statements and financial statement schedules of Equitable Financial Life Insurance Company of America, which appears in Equitable Financial Life Insurance Company of America’s Annual Report on Form 10-K for the year ended December 31, 2021, and our report dated February 24, 2022 relating to the consolidated financial statements and financial statement schedules of Equitable Financial Life Insurance Company, which appears in Equitable Financial Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2021. We also consent to the references to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

March 4, 2022